UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 5, 2012

Triple-S Management Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Puerto Rico	000-49762	66-0555678
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1441 F.D. Roosevelt Avenue, San Juan, Puerto Rico		00920
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	787-749-4949

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 5, 2012, Triple-S Management Corporation (the "Company") and Ramón M. Ruiz-Comas, Director, President and Chief Executive Officer, entered into a First Amendment (the "Amendment") to Mr. Ruiz-Comas’ Employment Contract, extending the term of the agreement until December 31, 2015 subject to earlier termination as provided in the Employment Contract. The Amendment is effective January 1, 2013 upon the expiration of the term of Mr. Ruiz-Comas’ current agreement.

Additionally, under the terms of the Amendment:

(i) Mr. Ruiz-Comas will receive a base annual salary of $740,000;

(ii) in the event of a termination of his employment Without Cause, the Amendment provides for accelerated vesting of equity grants; and

(iii) Mr. Ruiz-Comas and the Company will be subject to a mutual non-disparagement covenant following the termination of his employment.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the text of that agreement which is filed with this Current Report on Form 8-K as Exhibit 10.1, and incorporated into this Item 5.02 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

10.1 First Amendment to the Employment Contract between the Company and Mr. Ramón Ruiz-Comas dated November 5, 2012, and effective January 1, 2013.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Triple-S Management Corporation

November 5, 2012	By:	Roberto García Rodríguez

Name: Roberto García Rodríguez
Title: Vice President, General Counsel and Secretary

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	First Amendment to the Employment Contract between the Company and Mr. Ramón Ruiz-Comas dated November 5, 2012, and effective January 1, 2013.